Exhibit 10.1

AMENDMENT NO. 2 (this “Amendment”) dated as of November 15, 2005, to the CREDIT AGREEMENT dated as of August 20, 2004, as amended as of March 17, 2005 (the “Credit Agreement”), among US ONCOLOGY HOLDINGS, INC., a Delaware corporation (“Holdings”), US ONCOLOGY, INC., a Delaware corporation (the “Borrower”), the LENDERS party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent, WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent, and CITICORP NORTH AMERICA, INC., as Documentation Agent.

A. Pursuant to the Credit Agreement, the Lenders and the Issuing Banks have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

B. The Borrower has requested that the Lenders agree to amend Section 1.01 of the Credit Agreement to modify the definition of “Applicable Rate” pursuant to the terms and conditions set forth herein.

C. The undersigned Lenders are willing so to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

D. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a) by inserting the following definition in the appropriate alphabetical order to read as follows:

“Amendment No. 2 Effective Date” means the date on which Amendment No. 2 to this Agreement shall have become effective following the due satisfaction of the conditions specified in Section 5 thereof.

(b) by deleting the columns relating to the Tranche B Term Loans in the pricing and fee table contained in the definition of “Applicable Rate”.

(c) by inserting immediately following the pricing and fee table contained in the definition of “Applicable Rate” the table set forth below:

Leverage Ratio:	Tranche B Term Loan ABR Spread	Tranche B Term Loan Eurodollar Spread
Greater than or equal to 3.50 to 1.00	1.25%	2.25%
Less than 3.50 to 1.00	1.00%	2.00%

SECTION 2. Amendment to Section 2.11. Section 2.11 of the Credit Agreement is hereby amended by inserting the following text at the end thereof:

(g) All voluntary prepayments of the Tranche B Term Loans effected on or prior to the first anniversary of the Amendment No. 2 Effective Date with the proceeds of a substantially concurrent issuance or incurrence of new term loans under this Agreement, as amended, amended and restated, supplemented, waived or otherwise modified from time to time (excluding a refinancing of all the facilities outstanding under this Agreement in connection with another transaction not permitted by this Agreement (as determined prior to giving effect to any amendment or waiver of this Agreement being adopted in connection with such transaction)), shall be accompanied by a prepayment fee equal to 1.00% of the aggregate amount of such prepayments if the Applicable Rate (or similar interest rate spread) applicable to such new term loans, under any pricing category applicable to such new term loans, is or would be less than the Applicable Rate under the corresponding pricing category applicable to the Tranche B Term Loans, or if the pricing categories applicable to the new term loans are otherwise more favorable to the Borrower than those contained in the definition of “Applicable Rate” on the Amendment No. 2 Effective Date. For the avoidance of doubt, in connection with any transaction in respect of which a fee is paid pursuant to Section 9.02A, no fee shall be required to be paid pursuant to this Section 2.11(g) in respect of such transaction.

SECTION 3. Amendment to Article IX. Article IX of the Credit Agreement is hereby amended by inserting the following text as a new Section 9.02A to the Credit Agreement:

SECTION 9.02A. Amendment Fees. In the event that this Agreement is amended at any time on or prior to the date that is one year after the Amendment No. 2 Effective Date (excluding for the avoidance of doubt any amendment to this Agreement that becomes effective on the Amendment No. 2 Effective Date) and such amendment to this Agreement reduces the Applicable Rate under any pricing category applicable to the Tranche B Term Loans, or amends or adds any pricing categories applicable to the Tranche B Term Loans in a manner favorable to the Borrower, the Borrower agrees to pay to the Administrative Agent for the account of each Tranche B Lender (whether or not such Tranche B Lender consents to such amendment) a fee in an amount equal to 1.00% of such Lender’s Tranche B Term Loans outstanding on the effective date of such amendment. Notwithstanding Section 9.02 hereof, this Section 9.02A shall not be waived, amended or modified without the written consent of each Tranche B Term Loan Lender adversely affected thereby. For the avoidance of doubt, in connection with any transaction in respect of which a fee is paid pursuant to Section 2.11(g), no fee shall be required to be paid pursuant to this Section 9.02A in respect of such transaction.

SECTION 4. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by Holdings and the Borrower and constitutes a legal, valid and binding obligation of Holdings and the Borrower, enforceable against Holdings and the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (except to the extent any such representation or warranty is qualified by “materially,” “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects) on and as of the Amendment No. 2 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct (or true and correct in all material respects, as the case may be) as of such earlier date).

(c) Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

SECTION 5. Conditions to Effectiveness. This Amendment shall become effective as of the date first above written when (a) the Administrative Agent shall have received (i) in the case of Holdings and the Borrower, counterparts of this Amendment bearing the signatures of Holdings and the Borrower and (ii) in the case of the Lenders, either (x) counterparts of this Amendment that, when taken together, bear the signatures of all Tranche B Lenders or (y) (A) counterparts of this Amendment that, when taken together, bear the signatures of Tranche B Lenders holding, in aggregate, not less than 75% in interest of the outstanding Tranche B Term Loans and (B) evidence satisfactory to the Administrative Agent that all interests, rights and obligations under the Credit Agreement of each Non-Consenting Lender shall have been assigned pursuant to Section 9.02(b) of the Credit Agreement and (b) all fees and, to the extent invoiced prior to the date hereof, expenses required to be paid or reimbursed by the Borrower under or in connection with this Amendment or the Credit Agreement shall have been paid or reimbursed, as applicable.

SECTION 6. Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agents, the Issuing Bank, Holdings, the Borrower or any other Loan Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Holdings or the Borrower to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the Amendment No. 2 Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby, provided that any reference in the Credit Agreement to the date of the Credit Agreement, as modified hereby, shall in all instances remain as of August 20, 2004, and references in the Credit Agreement to “the date hereof” and “the date of this Agreement,” and phrases of similar import, shall in all instances be and continue to refer to August 20, 2004, and not the date of this Amendment. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 7. Applicable Law; Waiver of Jury Trial. (A) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO AGREES AS SET FORTH IN SECTION 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 8. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9. Expenses. The Borrower agrees to reimburse the Administrative Agent, the Syndication Agent and the Documentation Agent for their reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 10. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 11. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

US ONCOLOGY HOLDINGS, INC.

by
Name:
Title:

US ONCOLOGY, INC.,

by
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
individually and as Administrative Agent,

by
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF NOVEMBER [    ], 2005 TO THE CREDIT AGREEMENT DATED AS OF AUGUST 20, 2004, AS AMENDED AS OF MARCH 17, 2005, AMONG US ONCOLOGY HOLDINGS, INC., US ONCOLOGY, INC., THE LENDERS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENT, AND CITICORP NORTH AMERICA, INC., AS DOCUMENTATION AGENT.

To Approve the Amendment:

Institution:

by
Name:
Title: